EXHIBIT 10.11

MERGER AGREEMENT EXTENSION

MERGER AGREEMENT EXTENSION (the “Extension”), dated as of December 17, 2014, by and among Cannabis Kinetics Corp., a Nevada corporation (“CKC”), Jeremy N. Stout, Inc., d/b/a The Big Tomato, a Colorado corporation (“TBT”), and the shareholders of TBT (the “Shareholders”).

WHEREAS, the parties entered into a Plan of Merger dated October 17, 2014 (the “Merger Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, the parties hereto desire to amend the closing of the transactions contemplated by the Merger Agreement as provided in this Extension.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1. Closing. The parties agree and acknowledge that, since the parties are not ready to consummate the transactions contemplated by the Merger Agreement, the date in Section 6.01 is amended to be January 30, 2015.

2. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada.

3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have duly executed this Extension agreement as of the date first written above.

CANNABIS KINETICS CORP.

By:	/s/ Eric Hagen
Eric Hagen, President and Chief Executive Officer

JEREMY N. STOUT, INC.

By:	/s/ Jeremy N. Stout
Jeremy N. Stout
Chief Executive Officer

SHAREHOLDERS OF JEREMY N. STOUT, INC.

/s/ Jeremy N. Stout
Jeremy N. Stout, personally

/s/ Josh Field
Josh Field, personally

Cannabis Kinetics Extension to Merger Agree. With Big Tomato 12-17-14